EXHIBIT (10)(iii)(30)

                              CH ENERGY GROUP, INC.
                              AMENDED AND RESTATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS

      WHEREAS, CH Energy Group, Inc. ("Corporation") maintains the CH Energy Group, Inc. Amended and Restated Stock Plan for Outside Directors (Effective as of January 1, 1996), as amended (the "Plan"); and

      WHEREAS, the Corporation desires to amend the Plan (i) to freeze future benefit accruals, (ii) to provide for distributions in cash rather than in shares of the Corporation and (iii) to transfer the Plan's obligation to pay certain benefits to the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan.

      NOW, THEREFORE, the Corporation hereby amends the Plan as set forth below, effective as of September 26, 2003 except where otherwise provided.


SECTION 1. DEFINITIONS

      1.1 "Account" means the account referred to in Section 4.1 hereof.

      1.2 "Accrued Benefit" means a Participant's total benefit under Section
3.1 of the Plan as of January 1, 2003, expressed in the form of a fixed number of shares of Common Stock, which number of shares shall be determined by the Committee in its sole discretion using reasonable assumptions applied in a consistent manner for all affected Participants.

      1.3 "Committee" means the Committee referred to in Section 7.1.

      1.4 "Common Stock" shall mean the common stock of the Corporation, $.10 par value.

      1.5 "Corporation" means CH Energy Group, Inc. (or any successor corporation or, prior to December 15, 1999, Central Hudson Gas & Electric Corporation ("Central Hudson")).

      1.6 "Deferred Compensation Plan" means the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan."

      1.7 "Director" means a person duly elected and serving as a member of the Corporation's Board of Directors who is also not an employee of the Corporation or any of its affiliates.

      1.8 "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales price of a share of Common Stock on such date (or on the next preceding trading date if there are no sales on such date) on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

                                                           EXHIBIT (10)(iii)(30)

      1.9 "Fiscal Year" means the fiscal year of the Corporation as established from time to time.

      1.10 "Participant" means each Director who participates in the Plan in accordance with the terms and conditions of the Plan.

      1.11 "Plan" means the CH Energy Group, Inc. Amended and Restated Stock Plan for Outside Directors as described in this instrument, and as it from time to time may be amended, which is intended to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

      1.12 "Share Equivalent" means a unit of participation in the Plan, equivalent to one share of Common Stock, credited to a Participant pursuant to
Section 3.1.

SECTION 2. ELIGIBILITY AND PARTICIPATION

      2.1 Each Director is a Participant.

      2.2 Notwithstanding anything herein to the contrary, no Director elected on or after January 1, 2003 shall be eligible to become a Participant in the Plan.

SECTION 3. BENEFITS

      3.1 (a) As additional compensation for services rendered prior to July 1, 2003, each Participant shall be credited with 50 Share Equivalents (except for periods prior to April 26, 2000, such credited shares shall be for 25 Share Equivalents) for each full quarterly period of a Fiscal Year during which such Participant served as a Director. Such credits shall be made as of the end of each quarterly period (commencing with the first quarterly period ending in March 1996, when the term Corporation meant Central Hudson) during which the Participant served as a Director of the Corporation.

           (b) As additional compensation for services rendered prior to January 1, 2003, each Participant upon ceasing to serve as a member of the Corporation's Board of Directors (except for any such member whose service is terminated for cause) shall also be entitled to receive 50 Share Equivalents (except for periods prior to April 26, 2000, such credit shall be for 25 Share Equivalents) for each full quarterly period of a Fiscal Year (but not for more than 40 quarters) during which such Participant served as a Director, including periods prior to January 1, 1996. Such entitlement shall be implemented by crediting such Participant's Account with 50 Share Equivalents as of the end of each full quarterly period of a Fiscal Year commencing with the first such period after such Participant's cessation. Such entitlement shall be personal to such Participant and shall not survive such Participant's death, except for Share Equivalents credited to such participant's Account prior to death.

           (c) Such credited Share Equivalents shall be treated as deferred compensation to be distributed as provided in Section 5.

      3.2 Each Participant who is a Director on September 26, 2003 shall be entitled to elect, in accordance with procedures established by the Committee, to receive his or her Accrued Benefit pursuant to the terms of the Deferred Compensation Plan. Any Participant who elects to receive his or her Accrued Benefit pursuant to the terms of the

                                                           EXHIBIT (10)(iii)(30)

Deferred Compensation Plan shall not be entitled to receive any other benefit under Section 3.1 of the Plan.

SECTION 4. DEFERRED COMPENSATION ACCOUNT

      4.1 A deferred compensation account (herein referred to as the "Account") shall be established for each Participant, consisting of Share Equivalents credited pursuant to Section 3.1.

      4.2 Upon the occurrence of any event affecting the outstanding Common Stock, including any stock dividend, extraordinary non-cash dividend, forward or reverse stock split, recapitalization, reclassification of shares of Common Stock, merger, consolidation or sale by the Corporation of all or a substantial portion of its assets, tender offer for its securities, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee shall make such appropriate adjustments in the number and kind of securities which Share Equivalents will represent or which may be paid out under the Plan. All such adjustments shall be made so as to prevent dilution or enlargement of the rights of Participants. Effective December 15, 1999 any Share Equivalent of Common Stock of Central Hudson, par value $5.00 per share, shall automatically be converted to a Share Equivalent of Common Stock.

SECTION 5. DISTRIBUTION

      5.1 Amounts credited to a Participant's Account pursuant to Section 3.1 shall be valued as of the last day of each such quarterly period and distributions shall be made therefrom as follows: Distribution of an Account occuring on or after September 26, 2003 shall be in cash in an amount equal to the Fair Market Value of one share of Common Stock as of the last day of such quarterly period multiplied by the number of Share Equivalents credited to the Account. Distributions shall be made in one lump sum within 60 days following the end of each such quarterly period subject to compliance with all applicable administrative and legal requirements.

      5.2 Any amount that becomes distributable under this Plan after the death of a Participant shall be distributed to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as shall be provided by written agreement between the Corporation and the Participant and in the absence of such an agreement such amount shall be distributed to the Participant's estate.

      5.3 The Corporation shall deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any state or local governments.

SECTION 6. RIGHTS OF PARTICIPANTS

      6.1 Nothing contained in this Plan shall be construed as giving any Participant the right to be retained as a Director of the Corporation. Nothing contained in this Plan shall be construed as limiting, in any way, any right that any party or parties may have to remove a Participant as a Director of the Corporation or to appoint or to elect another individual to replace a Participant as a Director of the Corporation. Nothing contained in this Plan shall be construed as giving any Participant the right to receive any benefit not specifically provided by the Plan. Any other provision of the Plan notwithstanding, a

                                                           EXHIBIT (10)(iii)(30)

Participant shall not have any interest in the amounts credited to his/her Account until such Account is distributed in accordance with the provisions of
Section 5, which, among other things, means that the Participant has no voting rights with respect to the Common Stock represented by Share Equivalents. With respect to amounts credited to a Participant's Account, the rights of the Participant, the Beneficiary of the Participant under this Plan shall be solely those of unsecured general creditors of the Corporation, and the obligations of the Corporation hereunder shall be purely contractual. Such benefits shall be paid from the general assets of the Corporation. As contemplated by Revenue Procedure 92-65, I.R.B. 1992-33, 16, Participants shall have the status of general unsecured creditors of the Corporation and the Plan.

      6.2 The rights of a Participant to the payment of amounts credited to his or her Account are not transferable by a Participant other than by will or the laws of descent and distribution and shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his or her Account. No Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including, but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant. Neither a Participant's Account nor a Participant's rights to benefits hereunder may be assigned to any other party by means of a judgment, decree or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of the Participant.

      This Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      In addition, a Participant or Beneficiary shall have not rights against or security interest in the assets of the Plan, Corporation or any trust which may be established with respect to the Plan, and shall have only the Corporation's unsecured promise to pay benefits. All assets of the Plan, if any, shall remain subject to the claims of the Corporation's general creditors.

SECTION 7. ADMINISTRATION OF THE PLAN

      7.1 The Plan shall be administered by the Compensation & Succession Committee of the Corporation's Board of Directors (herein called the "Committee").

      7.2 The Committee shall from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

      7.3 The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

      7.4 Neither the Committee nor a member of the Board of Directors of the Corporation and no employee of the Corporation, shall be liable for any act or action hereunder, whether of omission or commission, except in circumstances involving bad

                                                           EXHIBIT (10)(iii)(30)

faith, or for any act of any other member or employee or of any agent to whom duties in connection with the administration of the plan have been delegated.

SECTION 8. AMENDMENTS, SUCCESSORS, ETC.

      8.1 The Board of Directors of the Corporation may in its absolute discretion, without notice, at anytime and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan or suspend or terminate it entirely. Any such modification, amendment, suspension or termination, however, may not, without the Participant's consent, apply to or affect the payment or distribution to any Participant relating to any Share Equivalent for any quarterly period ended prior to the effective date of such modification, amendment, suspension or termination; provided, however, any such action may be taken to comply with the applicable law and governmental rules and regulations issued thereunder notwithstanding the effect thereof on a Participant's account hereunder.

      8.2 Notwithstanding any other provision of the Plan, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that would be required to perform it if no such succession had taken place, and the "Corporation" as used herein shall mean the Corporation and any such successor.

SECTION 9. EFFECTIVE DATE, CONTROLLING LAW

      9.1 This Plan became effective as of January 1, 1996.

      This Plan shall be construed under the laws of the State of New York, to the extent Federal law is inapplicable.

      IN WITNESS WHEREOF, CH Energy Group, Inc. has caused this document to be executed by its duly authorized officer on this 24th day of October, 2003.

                                         CH ENERGY GROUP, INC.


                                         /s/ Steven V. Lant
                                         -----------------------------------
                                         Steven V. Lant
                                         President & Chief Executive Officer